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_______________________________________________________________
_____________
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           ______________


                         FORM S-8

                    REGISTRATION STATEMENT
                           Under
                   The Securities Act of 1933


                 ARCHER-DANIELS-MIDLAND COMPANY
        (Exact name of Registrant as specified in its charter)


             Delaware                             41-0129150
    (State or other jurisdiction                (I.R.S.
Employer
  of incorporation or organization)
Identification No.)



                      4666 Faries Parkway
                    Decatur, Illinois 62526

               (Address of Principal Executive Offices)

           EMPLOYEE STOCK OWNERSHIP PLAN FOR SALARIED EMPLOYEES

            EMPLOYEE STOCK OWNERSHIP PLAN FOR HOURLY EMPLOYEES
                          (Full title of plans)

                         D. J. Smith
              Vice President, Secretary and General Counsel
                   Archer-Daniels-Midland Company
                       4666 Faries Parkway
                      Decatur, Illinois 62526
                          217/424-5200

        (Name, address and telephone number of agent for service)









                    CALCULATION OF REGISTRATION FEE

Title of Securities  Amount   Proposed Maximum Proposed Maximum
Amount of
   to be                to be   Offering Price      Aggregate
Registration
  Registered       Registered  Per Share (2)   Offering
Price(2)   Fee


Common Stock
(without par   5,500,000 $14.6250       $80,437,500
$22,362
value)         shares (1)


(1) Includes 4,000,000 shares of Common Stock to be issued pursuant to the Registrant's Employee Stock Ownership Plan for Salaried Employees and 1,500,000 shares of Common Stock to be issued pursuant to the Registrant's Employee Stock Ownership Plan for Hourly Employees.

(2) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457, on the basis of the average of the high and low reported sale prices of the Registrant's Common Stock on the New York Stock Exchange, Inc. Composite Tape on March 24, 1999.

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                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in and made a part of this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1998 (which incorporates by reference certain portions of the Registrant's 1998 Annual Report to Shareholders, including financial statements and notes thereto, and certain portions of the Registrant's Definitive Notice and Proxy Statement for the Registrant's Annual Meeting of Shareholders held on October 22, 1998) (File No. 1-44).

          (b)  All other reports filed pursuant to Section
     13(a) or 15(d)of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
     (a) above (File No. 1-44).

          (c) The description of the Registrant's Common Stock included in registration statements and reports filed under the Exchange Act from time to time.

          All reports and any definitive proxy or information statements filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.


          Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's

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best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware permits (i) Delaware corporations to include a provision in their certificates of incorporation limiting or eliminating the personal liability of a director to a corporation or its stockholders, under certain circumstances, for monetary damages or breach of fiduciary duty as a director and (ii) the general authorization of advancement of a director's or officer's litigation expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the board of directors in specific cases. In addition, the General Corporation Law of the State of Delaware provides that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

          Article Fourteenth of the Certificate of Incorporation of the Registrant and Article X of the bylaws of the Registrant each provide for the broad indemnification of the directors and officers of the Registrant and limit the personal monetary liability of directors of the Registrant to the fullest extent permitted by current Delaware law. The Registrant has also entered into indemnification contracts with certain of its directors and officers. The Registrant also maintains insurance coverage relating to certain liabilities of its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

4(a)      -    Restated Articles of Incorporation of the
          Registrant, as amended. (Incorporated by reference to Exhibit 3(a) to Post-Effective Amendment No. 1 to
          Registration Statement No. 33-6721.)

4(b)      -    ByLaws of the Registrant, as amended.
          (Incorporated by reference to Exhibit 3(b) to Post-
          Effective Amendment No. 1 to Registration Statement
          No. 33-6721.)

4(c)  -   Employee Stock Ownership Plan for Salaried Employees

4(d)      -    Employee Stock Ownership Plan for Hourly
          Employees

5         -    Opinion and Consent of D. J. Smith.

23        -    Consent of Ernst & Young LLP.

24        -    Powers of Attorney.



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Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on March 25, 1999.

                                   ARCHER-DANIELS-MIDLAND COMPANY



                                   /s/ D. J. Smith
                                   D. J. Smith
                                   Vice President, Secretary
                                   and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 25, 1999, by the following persons in the capacities indicated.

/s/ G. A. Andreas
G. A. Andreas*      Chairman and Chief Executive Officer and
Director
                    (Principal Executive Officer)

/s/ D. J. Schmalz
D. J. Schmalz       Vice President and Chief Financial
                    Officer (Principal Financial Officer)
/s/ S. R. Mills
S. R. Mills              Controller (Principal Accounting Officer)

D. O. Andreas*, Chairman Emeritus of the Board of Directors
J. R. Block *, Director
R. R. Burt *, Director
Mrs. M. H. Carter*, Director
G. O. Coan*, Director
F. R. Johnson*, Director
M. B. Mulroney*, Director
R. S. Strauss*, Director
J. K. Vanier*, Director
O. G. Webb*, Director
A. Young*, Director

* D. J. Smith, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and directors of the Registrant pursuant to powers of attorney duly executed by such persons.


                                        /s/ D. J. Smith
                                        D. J. Smith
5                                       Attorney-in-fact






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                           EXHIBIT INDEX

Exhibit
No.       Exhibit                                 Form of Filing

4(a)      Restated Articles of Incorporation of the
          Registrant, as amended. (Incorporated by reference to Exhibit 3(a) to Post-Effective
          Amendment No. 1 to Registration Statement
          No. 33-6721.)

4(b)      ByLaws of the Registrant, as amended.
          (Incorporated by reference to Exhibit 3(b) to Post-Effective Amendment No. 1 to
          Registration Statement No. 33-6721.)

4(c)      Employee Stock Ownership Plan for
     Electronic
          Salaried Employees.                          Transmission


4(d)      Employee Stock Ownership Plan for
     Electronic
          Hourly Employees.
     Transmission


5         Opinion and Consent of D. J. Smith.
     Electronic
                                                       Transmission

23        Consent of Ernst & Young LLP.
     Electronic
                                                       Transmission

24        Powers of Attorney.                          Electronic
                                                       Transmission